Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger of Mid Penn Bancorp, Inc. (“Mid Penn” or “MPB”) with Riverview Financial Corporation (“Riverview” or “RIVE”). The merger was completed on November 30, 2021. The following unaudited pro forma combined consolidated financial information is based upon the total number of shares of Riverview common stock outstanding immediately prior to the completion of the merger, which was 9,352,941 and utilizes the exchange ratio of 0.4833 resulting in 4,519,776 shares of MPB common stock issued as acquisition purchase price consideration.

The unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments, and presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as management’s adjustments. Mid Penn has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma combined consolidated balance sheet as of September 30, 2021 and income statements for both (i) the twelve months ended December 31, 2020 and (ii) the nine months ended September 30, 2021combine the historical financial statements of Mid Penn and Riverview. The unaudited pro forma consolidated financial statements give effect to the proposed acquisition as if the acquisition occurred on September 30, 2021 with respect to the balance sheet, and at the beginning of the periods for both the year ended December 31, 2020 and the nine months ended September 30, 2021, with respect to the statement of operations. The unaudited pro forma consolidated financial statements were prepared with Mid Penn as the acquirer and Riverview as the acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Mid Penn to complete the acquisition of Riverview will be allocated to Riverview’s assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The allocation is dependent upon certain valuations and other studies that have not been finalized at the time of this filing; however, preliminary valuations based on the fair value of the acquired assets and liabilities have been estimated and included in the unaudited pro forma financial statements.

The final allocation of the purchase price will be determined after completion of the merger and after completion of thorough analyses to determine the fair value of Riverview’s tangible and identifiable intangible assets and liabilities as of the date the merger was completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Mid Penn’s consolidated statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Riverview’s shareholders’ equity, includingresults of operations from September 30, 2021 through the date the merger was completed will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited transaction accounting adjustments presented herein. The actual value of Mid Penn’s common stock to be recorded as consideration in the merger was based on the $31.46 closing price of MPB common stock at the time of the merger completion date on November 30, 2021.

The pro forma income statement and per share data information does not include anticipated cost savings or revenue enhancements, nor does it include one-time merger-related expenses which will be expensed against income. Mid Penn is currently in the process of assessing the two companies’ personnel, benefits plans, premises, equipment, computer systems and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either Riverview or Mid Penn and certain service providers. There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all.

The pro forma combined basic and diluted earnings per share of Mid Penn common stock is based on the pro forma combined net income per common share for Riverview and Mid Penn divided by the pro forma basic or diluted common shares of the combined entities. The pro forma information includes adjustments related to the fair value of assets and liabilities of Riverview and is subject to adjustment as additional information becomes available and as final merger date analyses are performed. The pro forma combined balance sheet and book value per share data does include the impact of merger-related expenses on the balance sheet with Riverview’s after-tax charges currently estimated at $6,531,000, illustrated as an adjustment to accrued other liabilities, and Mid Penn’s after-tax estimated charges of $8,610,000, illustrated as an adjustment to retained earnings and to accrued other liabilities. The pro forma combined book value and tangible book value of Mid Penn common stock is based on the pro forma combined common stockholders’ equity of Riverview and Mid Penn divided by total pro forma common shares of the combined entities.

Certain reclassification adjustments have been made to Riverview’s financial statements to conform to Mid Penn’s financial statement presentation. The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during this period.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with Mid Penn’s historical consolidated financial information and related notes, which are contained in Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2021, Riverview’s audited financial statements for the year ended December 31, 2020, which were included in Mid Penn’s Form S-4 filed on September 13, 2021, as amended (File No. 333-259490), and Riverview’s unaudited financial statements for the nine-month period ended September 30, 2021, which appear elsewhere in this document.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Mid Penn common stock or the actual or future results of operations of Mid Penn for any period. Actual results may be materially different than the pro forma information presented.

Pro Forma Combined Consolidated Balance Sheet as of September 30, 2021

Unaudited (Dollars in thousands, except share and per common share data)

	Mid Penn Bancorp, Inc.	Riverview Financial Corp.	Unadjusted Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$40,134	$10,842	$50,976	$(792)	A	$50,184
Interest-bearing balances with other financial institutions	2,536	175,236	177,772	—		177,772
Federal funds sold	712,272	—	712,272	—		712,272

Total cash and cash equivalents	754,942	186,078	941,020	(792)		940,228

Investment securities available for sale, at fair value	5,015	131,705	136,720	—	B	136,720
Investment securities held to maturity, at amortized cost	152,791	—	152,791	—		152,791
Equity securities available for sale, at fair value	505	—	505	—		505
Loans held for sale	23,154	443	23,597	—		23,597
Loans and leases, net of unearned interest	2,370,429	866,140	3,236,569	(20,285)	C	3,216,284
Less: Allowance for loan and lease losses	(14,233)	(10,834)	(25,067)	10,834	D	(14,233)

Net loans and leases	2,356,196	855,306	3,211,502	(9,451)		3,202,051

Bank premises and equipment, net	25,562	16,983	42,545	(5,005)	E	37,540
Operating lease right of use asset	9,942	1,516	11,458	(1,297)	F	10,161
Finance lease right of use asset	3,132	—	3,132	—		3,132
Cash surrender value of life insurance	17,406	31,999	49,405	—		49,405
Restricted investment in bank stocks	7,906	2,171	10,077	—		10,077
Foreclosed assets held for sale	11	—	11	—	G	11
Deferred income taxes	4,133	3,825	7,958	5,227	H	13,185
Goodwill	62,840	—	62,840	48,904	I	111,744
Core deposit and other intangibles, net	3,537	1,522	5,059	4,734	J	9,793
Accrued interest receivable and other assets	26,115	11,245	37,360	—		37,360

Total Assets	$3,453,187	$1,242,793	$4,695,980	$42,320		$4,738,300

LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$661,890	$192,556	$854,446	$—		$854,446
Interest-bearing demand	745,833	349,543	1,095,376	—		1,095,376
Money market	905,742	151,413	1,057,155	—		1,057,155
Savings	205,842	173,453	379,295	—		379,295
Time	442,574	202,609	645,183	1,911	K	647,094

Total Deposits	2,961,881	1,069,574	4,031,455	1,911		4,033,366
Short-term borrowings	—	—	—	—		—
Long-term debt	119,457	52,004	171,461	(2,325)	L	169,136
Operating lease liability	10,950	1,531	12,481	(1,297)	F	11,184
Accrued interest payable and other liabilities	11,591	12,108	23,699	18,025	M	41,724

Total Liabilities	3,103,879	1,135,217	4,239,096	16,314		4,255,410
Shareholders’ Equity:
Common stock	11,532	103,127	114,659	(98,607)	N	16,052
Additional paid-in capital	246,830	292	247,122	137,380	N	384,502
Retained earnings	92,722	4,498	97,220	(13,108)	M, N	84,112
Accumulated other comprehensive income (loss)	147	(341)	(194)	341	N	147
Treasury stock	(1,923)	—	(1,923)	—		(1,923)

Total Shareholders’ Equity	349,308	107,576	456,884	26,006		482,890

Total Liabilities and Shareholders’ Equity	$3,453,187	$1,242,793	$4,695,980	$42,320		$4,738,300

Per Common Share Data:
Common shares issued	11,532,006	9,361,967		(4,519,776)		16,374,197
Common shares outstanding	11,433,554	9,361,967		(4,519,776)		16,275,745
Book value per common share	$30.55	$11.49				$29.67

Pro Forma Combined Consolidated Statement of Income

For the Nine Months Ended September 30, 2021

Unaudited (Dollars in thousands, exept share and per common share data)

	Mid Penn Bancorp, Inc.	Riverview Financial Corp.	Unadjusted Combined	Transaction Accounting Adjustments		Pro Forma Combined
INTEREST INCOME
Interest & fees on loans and leases	$87,755	$33,153	$120,908	$1,501	C	122,409
Interest and dividends on investment securities:
U.S. Treasury and government agency	688	701	1,389	—		1,389
State and political subdivision obligations, tax-exempt	834	440	1,274	—		1,274
Other securities	870	836	1,706	—		1,706

Total interest and dividends on investment securities	2,392	1,977	4,369	—		4,369

Interest on interest-bearing balances	5	64	69	—		69
Interest on federal funds sold	485	—	485	—		485

Total Interest Income	90,637	35,194	125,831	1,501		127,332

INTEREST EXPENSE
Interest on deposits	8,791	2,491	11,282	(559)	K	10,723
Interest on short-term borrowings	539	—	539	—		539
Interest on long-term and subordinated debt	2,111	1,752	3,863	(506)	L	3,357

Total Interest Expense	11,441	4,243	15,684	(1,065)		14,619

Net Interest Income	79,196	30,951	110,147	2,566		112,713
PROVISION FOR (RECOVERY OF) LOAN AND LEASE LOSSES	2,575	(735)	1,840	—		1,840

Net Interest Income After Provision for (Recovery Of) Loan and Lease Losses	76,621	31,686	108,307	2,566		110,873

NONINTEREST INCOME
Mortgage banking income	8,382	440	8,822	—		8,822
Income from fiduciary activities	1,716	804	2,520	—		2,520
Service charges on deposits	552	1,642	2,194	—		2,194
ATM debit card interchange income	1,854	1,497	3,351	—		3,351
Net gain on sales of SBA loans	560	—	560	—		560
Merchant services income	359	33	392	—		392
Earnings from cash surrender value of life insurance	223	552	775	—		775
Net gain on sales of investment securities	79	317	396	—		396
Other income	2,148	3,021	5,169	—		5,169

Total Noninterest Income	15,873	8,306	24,179	—		24,179

NONINTEREST EXPENSE
Salaries and employee benefits	29,873	14,472	44,345	—		44,345
Occupancy, net	4,115	1,515	5,630	—		5,630
Equipment expense	2,237	1,570	3,807	—		3,807
Software licensing and data processing	4,493	2,468	6,961	—		6,961
Pennsylvania Bank Shares tax expense	1,022	850	1,872	—		1,872
FDIC Assessment	1,364	355	1,719	—		1,719
Legal and professional fees	1,591	569	2,160	—		2,160
Charitable contrbutions qualifying for State tax credits	635	—	635	—		635
Mortgage banking profit-sharing expense	2,005	—	2,005	—		2,005
Marketing and advertising expense	466	440	906	—		906
Telephone expense	409	420	829	—		829
Gain on sale or write-down of foreclosed assets	(26)	(44)	(70)	—		(70)
Intangible amortization	823	396	1,219	457	O	1,676
Merger and acquisition expense	720	560	1,280	(1,280)	M	—
Other expenses	7,306	2,934	10,240	—		10,240

Total Noninterest Expense	57,033	26,505	83,538	(823)		82,715

INCOME BEFORE PROVISION FOR INCOME TAXES	35,461	13,487	48,948	3,389		52,337
Provision for income taxes	6,749	2,532	9,281	712	P	9,993

NET INCOME	$28,712	$10,955	$39,667	$2,677		$42,344

Weighted average common shares outstanding:
Basic	10,064,655	9,353,546		(4,519,776)		14,898,425
Diluted	10,077,408	9,366,293		(4,519,776)		14,898,425

Earnings per common share:
Basic	$2.85	$1.17				$2.84
Diluted	$2.85	$1.17				$2.84

Pro Forma Combined Consolidated Statement of Income

For the Year Ended December 31, 2020

Unaudited (Dollars in thousands, exept share and per common share data)

	Mid Penn Bancorp, Inc.	Riverview Financial Corp.	Unadjusted Combined	Transaction Accounting Adjustments		Pro Forma Combined
INTEREST INCOME
Interest & fees on loans and leases	$103,507	$43,935	$147,442	$1,815	C	149,257
Interest and dividends on investment securities:
U.S. Treasury and government agency	1,631	1,110	2,741	—		2,741
State and political subdivision obligations, tax-exempt	1,008	289	1,297	—		1,297
Other securities	1,253	592	1,845	—		1,845

Total interest and dividends on investment securities	3,892	1,991	5,883	—		5,883

Interest on interest-bearing balances	39	20	59	—		59
Interest on federal funds sold	497	100	597	—		597

Total Interest Income	107,935	46,046	153,981	1,815		155,796

INTEREST EXPENSE
Interest on deposits	16,399	5,419	21,818	(1,161)	K	20,657
Interest on short-term borrowings	371	443	814	—		814
Interest on long-term and subordinated debt	2,957	921	3,878	(576)	L	3,302

Total Interest Expense	19,727	6,783	26,510	(1,737)		24,773

Net Interest Income	88,208	39,263	127,471	3,552		131,023
PROVISION FOR LOAN AND LEASE LOSSES	4,200	6,282	10,482	—		10,482

Net Interest Income After Provision for Loan and Lease Losses	84,008	32,981	116,989	3,552		120,541

NONINTEREST INCOME
Mortgage banking income	9,682	1,233	10,915	—		10,915
Income from fiduciary activities	1,694	961	2,655	—		2,655
Service charges on deposits	637	2,451	3,088	—		3,088
ATM debit card interchange income	1,960	1,752	3,712	—		3,712
Net gain on sales of SBA loans	442	—	442	—		442
Merchant services income	392	44	436	—		436
Earnings from cash surrender value of life insurance	301	755	1,056	—		1,056
Net gain on sales of investment securities	467	815	1,282	—		1,282
Other income	2,333	762	3,095	—		3,095

Total Noninterest Income	17,908	8,773	26,681	—		26,681

NONINTEREST EXPENSE
Salaries and employee benefits	37,758	20,207	57,965	—		57,965
Occupancy, net	5,505	3,424	8,929	—		8,929
Equipment expense	2,910	1,717	4,627	—		4,627
Software licensing and data processing	5,286	3,999	9,285	—		9,285
Pennsylvania Bank Shares tax expense	583	770	1,353	—		1,353
FDIC Assessment	1,680	732	2,412	—		2,412
Legal and professional fees	1,665	1,335	3,000	—		3,000
Charitable contrbutions qualifying for State tax credits	1,342	200	1,542	—		1,542
Mortgage banking profit-sharing expense	2,004	—	2,004	—		2,004
Marketing and advertising expense	542	369	911	—		911
Telephone expense	539	694	1,233	—		1,233
Loss on sale or write-down of foreclosed assets	333	55	388	—		388
Intangible amortization	1,398	818	2,216	173	O	2,389
Goodwill impairment	—	24,754	24,754	—		24,754
Other expenses	9,032	3,634	12,666	—		12,666

Total Noninterest Expense	70,577	62,708	133,285	173		133,458

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	31,339	(20,954)	10,385	3,379		13,764
Provision for income taxes	5,130	257	5,387	710	P	6,097

NET INCOME (LOSS)	$26,209	$(21,211)	$4,998	$2,669		$7,667

Weighted average common shares outstanding:
Basic	8,439,427	9,258,493		(4,519,776)		13,178,144
Diluted	8,443,092	9,258,493		(4,519,776)		13,178,144

Earnings per common share:
Basic	$3.11	$(2.29)				$0.58
Diluted	$3.10	$(2.29)				$0.58

Explanatory Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements

A.

Under the June 30, 2021 Definitive Merger Agreement among Mid Penn Bancorp, Inc. (“MPB”), Mid Penn Bank (“Mid Penn”), Riverview Financial Corp. (“RIVE”) and Riverview Bank (“Riverview”), shareholders of RIVE common stock received, for each share of RIVE held at the effective time of the merger, 0.4833 shares of MPB common stock as merger consideration. This exchange ratio did not change as a result of changes in the MPB share price. The actual final value and allocation of the merger consideration paid by MPB in common stock and cash following the closing of the merger of Riverview with and into Mid Penn effective November 30, 2021, based upon the relevant provisions of the Definitive Merger Agreement, was as follows:

Mid Penn Bancorp, Inc. Acquisition of Riverview Financial Corp.

Projected Acquisition Purchase Price Consideration Including Allocation Between Cash and Mid Penn Stock

(Dollars in Thousands except per share data)
Total Acquisition Purchase Price Considerations:
Stock Consideration - Common Stock Outstanding: Riverview shareholders representing 9,352,941 shares outstanding received 0.4833 shares of Mid Penn common stock for each Riverview share as merger consideration. Mid Penn issued 4,519,776 new shares of common stock in connection with the merger. The value of Mid Penn common stock issued as merger consideration was $31.46 per share.	$142,192

Cash Consideration - Cash in Lieu of Fractional Shares: The conversion of Riverview common stock to Mid Penn common stock resulted in 500 fractional shares paid out in cash based upon the closing price of $31.46 per share.	16

Cash Consideration - Buyout of Stock Awards: In accordance with the definitive merger agreement, outstanding options at the time of the merger will be converted into the right to receive an amount in cash equal to the product obtained by multiplying the aggregate number of shares of Riverview common stock that were issuable upon exercise of each option outstanding, and the closing sale price of Mid Penn’s common stock on the fifth (5th) business day prior to the merger closing date multiplied by the exchange ratio, less the per share exercise price of each option outstanding, without interest. There were 172,964 options outstanding to purchase Riverview common stock and the closing price of Mid Penn common stock was at $30.76 per share on the fifth business day prior to the merger closing date. Additionally, 2,500 shares of restricted stock were paid out in cash.	776

Total Acquisition Purchase Price Consideration:	$142,984

B.	The available-for-sale portfolio will be maintained at the same classification post-merger and will be acquired by Mid Penn at the fair value of the securities as of the merger date.

C.

The estimated balance sheet adjustments to Riverview’s loan portfolio reflect fair value credit and interest rate discounts of $13,415,000. The earnings impact of the credit and interest rate discounts is projected to be recognized using an accelerated amortization method over the expected life of the acquired loan portfolio, resulting in an estimated increase to interest income of $2,090,000 in the first year post-merger and $1,570,000 in the first nine months post-merger. Additionally, the balance sheet adjustment to the loan portfolio also includes a reduction of $6,870,000 as a result of the anticipated merger date redemption of subordinated debt issued by Mid Penn and held as an outstanding loan receivable by Riverview as of September 30, 2021. The redemption of Mid Penn’s subordinated debt would reduce loan interest income by $275,000 in the first year post merger and $69,000 in the first nine months post merger.

D.

This balance sheet adjustment reflects the reversal of the Riverview allowance for loan losses of $10,834,000 in accordance with the GAAP method of acquisition accounting requiring the recording of acquired loans at fair value.

E.

This balance sheet adjustment to Riverview’s bank premises and equipment includes: (i) fair value discounts of $6,485,000 determined using recent certified appraisals for real estate properties to be retained by Mid Penn; (ii) fair value discounts of $789,000 based upon preliminary condition and value assessments of fixed assets including equipment, and furniture and fixtures, and (iii) the reversal of remaining purchase accounting discounts recorded in fixed assets by Riverview Bank from its previous acquisition activity totaling $2,269,000. Combined, the preliminary estimate of these fair value balance sheet adjustments to Riverview’s bank premises and equipment totals $5,005,000.

F.

The estimated balance sheet adjustment of $1,297,000 to the operating lease right of use asset includes the anticipated reassessment of leased facilities, with a similar adjustment to the operating lease liability and minimal anticipated goodwill impact.

G.

Riverview held no foreclosed real estate assets as of September 30, 2021. Under GAAP foreclosed assets must be carried at fair value therefore no fair value adjustment would be recorded should a foreclosed property be assumed prior to the merger date.

H.

The pro-forma combined deferred tax asset of $5,227,000 was valued based upon an assumed corporate tax rate of 21 percent and includes both (i) $3,587,000 for the related deferred tax impact of purchase accounting adjustments, and (ii) $1,640,000 tax benefit related to one-time merger charges.

I.

For purposes of this unaudited pro forma combined consolidated balance sheet as of September 30, 2021, goodwill of $48,904,000 is projected to result from the Mid Penn acquisition of Riverview. However, the eventual amount actually recorded as goodwill will be determined as part of the final acquisition accounting as of the merger date, and the goodwill amount may be adjusted from this projection based on changes in financial condition and transactions subsequent to September 30, 2021, as additional information becomes available and updated analyses are performed. The goodwill will not be amortized, but will be measured for impairment annually (or more frequently if warranted). The unaudited pro forma combined consolidated statement of income projects no goodwill impairment in the first year post merger. The following reflects the unaudited pro forma calculation of goodwill based upon estimated fair value adjustments to Riverview assets to be acquired and liabilities to be assumed:

Goodwill Resulting from the Mid Penn Bancorp, Inc. Acquisition of Riverview Financial Corp.

Pro Forma as of September 30, 2021

(Dollars in Thousands except per share data)
Acqusition Purchase Price Consideration
($792 in Cash and $142,192 in MPB stock)*
		$142,984
Net Assets Acquired:

Riverview Stockholders’ Equity	$107,576

Core Deposit Intangible	4,096
Customer List Intangible	2,160

Adjustments to Riverview Assets acquired to reflect fair value:

Loans - general credit and interest rate marks	(13,415)
Allowance for loan losses	10,834
Premises and Equipment	(5,005)
Pre-transaction remaining CDI of Riverview	(1,522)
Deferred tax impact of fair value adjustments	3,587

Adjustments to Riverview Liabilities assumed to reflect fair value:

Time deposits	(1,911)
Pre-transaction remaining marks on long-term debt	(2,243)
Subordinated debt and trust preferred	(2,302)
Seller transaction merger liabilities accrued at closing	(7,775)

		94,080

Goodwill resulting from merger		$48,904

*	actual paid by Mid Penn Bancorp, Inc. following closing of transaction on November 30, 2021

J.

This balance sheet adjustment represents the estimated fair value of the core deposit intangible (CDI) asset of $4,096,000 as well as the estimated fair value of a customer list intangible of $2,160,000. With the reversal of Riverview’s pre-acquisition CDI of $1,522,000, the net required adjustment to reflect combined CDI is $4,734,000. The core deposit intangible and customer list intangible will be amortized over a ten-year period using a sum of the year’s digits basis, resulting in $1,138,000 of additional intangible amortization in the first year post merger.

K.

This balance sheet amount represents a fair value premium of $1,911,000 for Riverview’s certificates of deposit. This adjustment will be recognized using an amortization method based upon the maturities of the deposit liabilities and is expected to decrease interest expense by $1,161,000 in the first year post merger and $559,000 in the first nine months post merger.

L.

This balance sheet amount includes both (i) a fair value premium of $2,302,000 to reflect the estimated fair value of Riverview’s subordinated debt and trust preferred securities outstanding, and (ii) the reversal of $2,243,000 of pre-transaction fair value discount on subordinated debt and trust preferred securities acquired by Riverview in a previous merger transaction. Additionally, the balance sheet amount reflects the redemption of $6,870,000 of subordinated debt issued by Mid Penn and held by Riverview. The redemption of Mid Penn’s subordinated debt would reduce interest expense by $275,000 in the first year post merger and $69,000 in the first nine months post merger. The fair value premium amount of $2,302,000 will be recognized on the income statement using an amortization method based upon the estimated remaining maturity of the subordinated debt, resulting in an expected reduction to interest expense of $574,000 in the first year post merger and $428,000 in the first nine months post merger.

M.

This balance sheet adjustment reflects the accrual of one-time merger-related charges for Mid Penn and Riverview: (a) Riverview pre-tax charges are estimated at $7,775,000 ($6,531,000 after-tax) and are included as a pro forma fair value liability accrual, and (b) Mid Penn pre-tax charges are estimated at $10,250,000 ($8,610,000 after-tax) and are included as a pro forma liability accrual with the after-tax cost as reduction to retained earnings. The pro forma income statement does not include one-time merger-related expenses which will be expensed against income when incurred. It is noted that a tax benefit was not taken for certain merger obligations and costs that were not considered to be tax deductible.

N.

These balance sheet adjustments to the common stock and additional paid-in-capital accounts, and to the number of common shares outstanding, reflect the impact of actual acquisition consideration of $142,984,000 paid primarily in MPB common stock, as further detailed in Explanatory Note A. The adjustments also reflect the reclassification of Riverview’s historical equity accounts (common stock, accumulated other comprehensive loss, and retained earnings) into additional paid in capital.

O.

This income statement adjustment to intangible amortization expense reflects both (i) the reversal of the pre-merger Riverview CDI amortization expense of $818,000 in the first year post merger (consistent with the reversal of Riverview’s CDI asset for fair value purchase accounting purposes), and (ii) $1,137,000 of amortization expense in the first year post merger related to the new CDI and the customer list intangible resulting from this acquisition, with such amortization being determined based upon the sum-of-the-years-digits method over 10 years from the date of acquisition. Comparatively, for the first nine months post merger, the reversal of CDI expense would be $396,000 and the new CDI amortization is estimated to be $853,000.

P.	The statutory federal income tax rate of 21 percent was used to determine the income tax expense impact of merger-related adjustments.